Exhibit 99.3	4 Waterway Square Place, Suite 100 The Woodlands, Texas 77380 (281) 210-5100

NEWFIELD ANNOUNCES CLOSING OF PUBLIC COMMON STOCK OFFERING AND FULL EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES

The Woodlands, Texas – March 3, 2015 – Newfield Exploration (NYSE: NFX) announced the closing of its previously announced public offering of 25,300,000 shares of its common stock, including 3,300,000 shares sold to the underwriters pursuant to their option to purchase additional shares, which the underwriters exercised in full on February 27, 2015.  Following this issuance, Newfield now has approximately 162,687,200 shares of common stock issued and outstanding. Total net proceeds of the offering, after underwriting discounts and estimated offering expenses, will be approximately $815 million and will be used to repay amounts outstanding under Newfield’s credit facility and money market lines of credit and for general corporate purposes.

Credit Suisse Securities (USA) LLC acted as sole book-running manager for the offering.  J.P. Morgan Securities LLC, Goldman, Sachs & Co., Tudor, Pickering, Holt & Co. Securities, Inc., and Wells Fargo Securities, LLC acted as co-managers for the offering.  Copies of the prospectus supplement and the accompanying base prospectus related to the offering may be obtained for free by visiting EDGAR on the SEC website, www.sec.gov, or by contacting any of the underwriters, including:

Credit Suisse Securities (USA) LLC
One Madison Avenue
New York, New York 10010
Attn: Prospectus Department
Telephone: (800) 221-1037
E-mail: newyork.prospectus@credit-suisse.com

J.P. Morgan Securities LLC
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (866) 803-9204

Goldman, Sachs & Co.
Attn: Prospectus Department
200 West Street
New York, New York 10282
Telephone: (866) 471-2526
Email: prospectus-ny@ny.email.gs.com

Tudor, Pickering, Holt & Co. Securities, Inc.
Attn: Prospectus Department
1111 Bagby St. #4900
Houston, Texas 77002
Telephone: (713) 333-7100
E-mail: Capitalmarkets@tphco.com

Wells Fargo Securities, LLC
Attention: Equity Syndicate Department
375 Park Avenue
New York, New York, 10152
Telephone: (800) 326-5897
E-mail: cmclientsupport@wellsfargo.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, or any solicitation of an offer to buy, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering may be made only by means of a prospectus and related prospectus supplement.

Newfield Exploration Company is an independent energy company engaged in exploration, development and production of crude oil, natural gas and natural gas liquids. We are focused on North American resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Texas. In addition, the Company has oil developments offshore China.

**This release contains forward-looking information. All information other than historical facts included in this release is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors. Factors that could impact forward-looking statements are described in “Risk Factors” in Newfield's 2014 Annual Report on Form 10-K and other subsequent public filings with the Securities and Exchange Commission, which can be found at www.sec.gov. Unpredictable or unknown factors, not discussed in this press release, could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

For additional information, please contact Newfield’s Investor Relations department.
Phone: 281-210-5321
Email: info@newfield.com